EXHIBIT 23








INDEPENDENT AUDITORS' CONSENT



Ogden Corporation:

We consent to the incorporation by reference in this Registration Statement of Ogden Corporation on Form S-8 of our reports dated February 2, 1994 appearing and incorporated by reference in the Annual Report on Form 10-K of Ogden Corporation for the year ended December 31, 1993.



/s/Deloitte & Touche
Deloitte & Touche

New York, New York
June 14, 1995